                                                                   Exhibit 99(a)

                                                                  EXECUTION COPY

                       MASTER SALE AND PURCHASE AGREEMENT

                                     BETWEEN

                             JOHNSON CONTROLS, INC.

                                       AND

                               DELPHI CORPORATION

                                  JUNE 30, 2005
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                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
1.       CONVEYANCE OF THE COMBINED BUSINESS.....................................................................     8
         1.1.     Sale Securities................................................................................     8
         1.2.     Asset Transactions.............................................................................     8
                  1.2.1.   US Acquired Assets....................................................................     8
                  1.2.2.   Other IAM Activities..................................................................     8
         1.3      Post-Closing Asset Deliveries..................................................................     9
2.       PURCHASE PRICE .........................................................................................     9
         2.1.     Purchase Price.................................................................................     9
                  2.1.1.   Purchase Price........................................................................     9
                  2.1.2.   Purchase Price Adjustments and Reimbursement..........................................     9
         2.2.     Allocation of Purchase Price...................................................................    10
         2.3      Preparation of Closing Balance Sheet...........................................................    10
         2.4      Purchase Price Adjustment and Reimbursement....................................................    12
3.       REPRESENTATIONS, WARRANTIES AND INDEMNITIES.............................................................    12
4.       CONDITIONS TO CLOSING...................................................................................    13
         4.1.     Conditions to Obligations of Purchaser.........................................................    13
                  4.1.1.   Accuracy of Warranties................................................................    13
                  4.1.2.   Performance of Covenants..............................................................    13
                  4.1.3.   No Suits..............................................................................    13
                  4.1.4.   Approvals.............................................................................    13
                  4.1.5.   GM Supply Agreement...................................................................    13
         4.2.     Conditions to Obligations of Seller............................................................    13
                  4.2.1.   Accuracy of Warranties................................................................    13
                  4.2.2.   Performance of Covenants..............................................................    13
                  4.2.3.   No Suits..............................................................................    14
                  4.2.4.   Approvals.............................................................................    14
5.       CLOSING ................................................................................................    14
         5.1.     The Closing....................................................................................    14
         5.2.     Ancillary Agreements...........................................................................    14
         5.3.     Seller's Obligations...........................................................................    15
         5.4.     Purchaser's Obligations........................................................................    16
6.       CERTAIN ADDITIONAL COVENANTS............................................................................    16
         6.1.     Post-Closing Covenants.........................................................................    16
         6.2.     Further Assurances.............................................................................    16
7.       MISCELLANEOUS ..........................................................................................    16
         7.1.     Bulk Sales Laws................................................................................    16
         7.2.     Notices .......................................................................................    16
         7.3.     Assignment.....................................................................................    17
         7.4.     Entire Agreement...............................................................................    17
         7.5.     Waiver ........................................................................................    17
         7.6.     Severability...................................................................................    17
         7.7.     Amendment......................................................................................    18
         7.8.     Expenses ......................................................................................    18
         7.9.     Third Parties..................................................................................    18
         7.10.    Headings ......................................................................................    18
         7.11.    Counterparts...................................................................................    18


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
         7.12.    Governing Law..................................................................................    18
         7.13.    Public Announcements...........................................................................    18
         7.14.    Sales or Transfer Taxes........................................................................    18
         7.15.    Other Tax Matters..............................................................................    19

                                LIST OF EXHIBITS

EXHIBIT                  EXHIBIT
DESIGNATION              DESCRIPTION
-----------              -----------
2.2.1                    Allocation of Initial Purchase Price
2.3.1                    Post-Closing Balance Sheet True-Ups Procedural Memo
A                        Seller's Knowledge


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                                LIST OF SCHEDULES


SCHEDULE                   SCHEDULE
DESIGNATION                DESCRIPTION
-----------                -----------
1                          Details of Sellers and Purchasers
3                          Representations, Warranties and Indemnifications
5.2.6                      Invoices for the Sale of Aftermarket Inventory
6.1                        Additional Post Closing Covenants


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                       MASTER SALE AND PURCHASE AGREEMENT

         THIS MASTER SALE AND PURCHASE AGREEMENT (this "AGREEMENT") dated JUNE 30, 2005, by and between JOHNSON CONTROLS, INC., a Wisconsin corporation ("PURCHASER") and DELPHI CORPORATION, a Delaware corporation ("SELLER").

                                R E C I T A L S:

         WHEREAS, Seller, directly or through one or more of its Affiliates and JV Companies, is engaged in the manufacture, development and sale of starting, lighting and ignition lead-acid ("SLI") batteries.

         WHEREAS, Purchaser, directly or through one or more of its Affiliates, desires to purchase substantially all of the Combined Business (as hereinafter defined), and Seller desires to sell the Combined Business to Purchaser, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Agreement, the Parties agree:

                                   DEFINITIONS

         The following terms, as used in this Agreement, shall have the following meanings whether used in the singular or plural (other terms are defined in Sections or Schedules to which they pertain):

          "ACQUIRED ASSETS" means the US Acquired Assets and the Inventory of the IAM Activities of the Business referred to in Section 1.2.2.

         "AFFILIATE" means with respect to any Party any business or other entity directly or indirectly controlling, controlled by or under common control with such specified entity. For purposes of this definition, control means ownership of more than fifty percent (50%) of the shares or other equity interest having power to elect directors or persons performing a similar functions.

         "AGREEMENT" means this Master Sale and Purchase Agreement, including its Schedules and Exhibits.

         "ALLOCATION" means allocation of the Purchase Price, as described in
Section 2.2.

         "ANCILLARY AGREEMENTS" means the agreements referred to in Section 5.2.

         "ARBITER" shall have the meaning set forth in Section 2.3.3.

         "ASSET PURCHASERS" means the Purchaser Affiliates set forth on Schedule 1, with respect to the Inventory or Acquired Assets set forth opposite their name.


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         "ASSET SELLER(S)" means Seller Affiliates set forth on Schedule 1, with respect to the Inventory assets set forth opposite their name.

         "ASSUMED LIABILITIES" means the obligations of the US Business assumed by Purchaser as referred to in the US Transfer Agreement.

         "BENEFIT PLANS" means any pension, thrift, savings, profit sharing, retirement, bonus, incentive, health, dental, accident, disability, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization, "parachute", severance, vacation, sick leave, fringe or welfare benefits policies or practices.

         "BRAZILIAN CO." means Slila Industria, Comercio e Servicos de Auto Pecas Ltda. a new corporation formed by Seller under the Laws of Brazil in order to facilitate transfer of the relevant Business in Brazil to JCI.

         "BUSINESS" means Seller's global SLI battery business, except for the Excluded Assets, and excluding the JV Companies.

         "CA-LE" means Empresas Ca-Le Tlaxcala, S.A. de C.V., a corporation organized under Mexican law.

         "CLOSING" shall have the meaning set forth in Section 5.1.

         "CLOSING BALANCE SHEET" means the unaudited, pro forma, unconsolidated balance sheet of the Combined Business which: (i) will be dated as of the Closing Date; (ii) will be prepared in accordance with US GAAP consistent with the Pre-Closing Statements; and (iii) will separately set forth the relevant balance sheet information for the JV Companies and the Business.

         "CLOSING DATE" means the date of Closing set forth in Section 5.1

         "COMBINED BUSINESS" means the Business and Seller's ownership interest in the JV Companies.

         "CONTRACTS" mean purchase orders, sales agreements, service contracts, distribution agreements, sales representative agreements, leases, product warranty or service agreements and other commitments, agreements and undertakings of the Business entered into in the Ordinary Course of Business, including quotations and bids outstanding in the Ordinary Course of Business on the Closing Date.

         "COPYRIGHTS" means: any copyrightable work or work protected or protectable under similar theories in any jurisdiction (as if such protection applied to all jurisdictions), including (i) works of authorship in any medium of expression now known or later developed (ii) copyrights or copyrightable works existing anywhere (registered, statutory or otherwise) including any registrations, renewals, revivals, reissuances, extensions and applications for registration thereof, and all rights therein, provided by international treaties or conventions; (ii) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others; (iii) database and data protection rights whether or not based on copyright; (iv) copies, files and tangible embodiments of all of the foregoing, in whatever form or medium;
(v) all rights to file and apply for, prosecute, defend and enforce any of the foregoing; and (vi) all rights to


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sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

         "DEBT" means bank-type indebtedness consisting of obligations for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and including principal and interest thereon.

         "DELKOR" means Delkor Corporation, a corporation organized under the laws of Korea of which 50% of the equity is owned by Seller.

         "DPSS" means Delphi Products & Service Solutions division that performs Seller's IAM Activities.

         "DRB" means DRB SA, a corporation organized under the laws of Belgium, of which fifty-one percent (51%) of the equity is owned by Seller.

         "DTI" means Delphi Technologies, Inc., a Delaware corporation and Affiliate of Seller.

         "EBITDA" means the earnings of the Combined Business before interest, depreciation, taxes and amortization for the income statement provided with the Pre-Closing Statements.

         "EXCESS CASH" means amounts of cash (net of debt) of the JV Companies and the Sale Companies on the Closing Date.

         "EXCLUDED ASSETS" means: (i) Excluded Businesses; (ii) employees (other than employees of Brazilian Co. who support the AGM motorcycle program), fixed assets, computer equipment, software and other Personal Property located at any of Seller's SLI battery technical centers, including Luxembourg, Indianapolis, Brazil and Tokyo; (iii) the benefit of any of Seller's or Seller's Affiliates' insurance policies relating to the operation of the Business (including any right to proceeds thereunder) (except as outlined in Section 2.1.4,); (iv) Software and operating systems used in the IAM Activities except for a warranty return system of Brazilian Co.; and (v) IAM Activities, except: (a) as may be conducted by a Sale Company or in the US; and (b) Inventory of the IAM Activities of non-US Asset Sellers set forth in Schedule 1.

         "EXCLUDED BUSINESSES" means Seller's manufacturing operations, and assets relating to such operations, in the United States and Canada relating to SLI automotive batteries including operations currently or previously conducted at New Brunswick, New Jersey, Fitzgerald, Georgia, Anaheim, California, Olathe, Kansas and Oshawa, Ontario, other than Intellectual Property included in the US Acquired Assets.

         "EXCLUDED INTELLECTUAL PROPERTY" means Intellectual Property owned or licensed by Seller or its Affiliates that is not used or held primarily or exclusively to conduct the Business as currently conducted, including, without limitation, the trademarks "Delphi", "Red Oval", "AC DELCO" and any other trademarks of Seller or any third party.

         "FACILITIES" means Seller's facilities in Tlaxcala, Mexico; Sarreguemines, France and Piracicaba, Brazil.

         "FINANCIAL STATEMENTS" means the Pre-Closing Statements and the Closing Balance Sheet.


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         "FRENCH CO." means VB France SAS, a shell corporation formed by Seller in 2001 under the Laws of France utilized to facilitate transfer of the relevant Business in France to JCI.

         "FRENCH CONTRIBUTION AGREEMENT" means the agreement for the contribution of the French battery business by Delphi France SAS to VB France SAS that has been filed with the French Court.

         "GAAP" or "US GAAP" means United States generally accepted accounting principles, consistently applied.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         "IAM ACTIVITIES" means global non-OEM, non-OES and heavy duty truck (including OES) independent aftermarket distribution and sales of Products to warehouses, jobbers, retailers and other resellers of Products, performed by DPSS.

         "INCLUDING" OR "INCLUDING" means including without limitation.

         "INITIAL PURCHASE PRICE" has the meaning set forth in Section 2.1.1.

         "INTELLECTUAL PROPERTY" means the Patent Rights, Trademark Rights, Copyrights, Software, Trade Secrets, Know-How and registered domain names and IP addresses and any related right, title or interest in such subject matter, including but not limited to rights created under any national law or multinational treaty or convention.

         "INVENTORY" means finished goods, raw materials, work-in-process, packaging, stores, stock, supplies, spare parts and other inventory of the Business, wherever located.

         "JV COMPANY(IES)" mean the following joint ventures which are engaged in the manufacture, development and sale of SLI batteries: MEBC; SDIBC; Delkor and DRB.

         "KNOW-HOW" means technical or business knowledge or information, regardless of the form or manner in which it is recorded, maintained, readable or otherwise made available, including data, reports, drawings, specifications, designs, methodologies, processes, production, and other techniques resulting from research and development and related information, technology (including know-how and show-how), manufacturing and production processes, plans, proposals, vendor information, customer information, marketing or business data and customer or vendor lists and related information, whether or not confidential or maintained as confidential.

         "LAWS" means laws, statutes, ordinances, codes, standards, administrative rulings or regulations of any applicable federal, state, local, municipal, county or foreign governmental authority.

         "LIEN" means any mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options conditional sales contracts, assessments, levies, easements, covenants, conditions, reservations, encroachments, hypothecations, equities,


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restrictions, rights-of-way, exceptions, limitations, charges, possibilities of reversion, rights of refusal or encumbrances of any nature whatsoever (collectively "LIENS").

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Business taken as a whole.

         "MEBC" means Middle East Battery Company, a corporation organized under the laws of Saudi Arabia of which 49% of the equity is owned by Seller.

         "NOTICE OF DISAGREEMENT" shall have the meaning set forth in Section 2.3.3.

         "OEM" means original equipment manufacturer.

         "OES" means sales to dealer distribution networks of any OEM.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Business or Combined Business, as applicable, consistent with past practice and custom.

         "PARTY" or "PARTIES" means Purchaser and/or Seller.

         "PATENT RIGHTS" means: (i) inventions, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications; (ii) designs, ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures and inventor certificates, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications; (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all provisionals, substitutions, reissues, divisions, continuations, continuation-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions, and all improvements to the inventions disclosed in each such registration, patent or application; (iv) copies, files and tangible embodiments of all of the foregoing, in whatever form or medium; and (v) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

         "PERMITTED ENCUMBRANCES" means, with respect to the Real Property: (i) liens for any current real estate or ad valorem taxes or assessments not yet delinquent or being contested in good faith by appropriate proceedings; (ii) inchoate mechanic's, materialmen's, laborer's and carrier's liens and other similar inchoate liens arising by operation of law or statute in the Ordinary Course of Business for obligations which are not delinquent and which will be paid or discharged in the Ordinary Course of Business; (iii) matters which an ALTA survey would disclose; (iv) rights of the public and adjoining property owners in streets and highways abutting and adjacent to the Real Property; (v) easements, covenants, restrictions and other encumbrances of public record; and
(vi) matters that would be disclosed by an accurate survey or physical inspection.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, an Authority, a trust or other entity or organization.


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
          "PRE-CLOSING STATEMENTS" means the unconsolidated, unaudited pro forma balance sheets and unaudited pro forma income statements for the Combined Business provided by Seller, including balance sheets dated December 31, 2004 and March 31, 2005, and income statements for 2002-2004 attached as Exhibit A.13.1.1, of Schedule 3.

         "PRIME RATE" shall have the meaning set forth in Section 2.4.

         "PRODUCTS" means SLI batteries designed, marketed, sold, installed or serviced by the Business that were manufactured on or prior to the Closing Date.

         "PURCHASE PRICE" means the purchase price for the Acquired Assets and the Sale Securities, as set forth in Section 2.1.1.

         "PURCHASE PRICE ADJUSTMENT AND REIMBURSEMENT" has the meaning set forth in Section 2.1.2.

         "PURCHASED INTELLECTUAL PROPERTY" means all Owned Intellectual Property and Licensed Intellectual Property, both as defined in Schedule 3.

         "PURCHASER" means JOHNSON CONTROLS, INC., a Wisconsin corporation, and shall be construed as including one or all of the Asset Purchasers or Securities Purchasers, as appropriate in the context in which such term is used.

         "REAL PROPERTY" means the real property used by the Business, as described in Exhibit A.16.1. of Schedule 3 and all Improvements located thereon.

         "RETAINED LIABILITIES" means the liabilities of the US Business retained by Delphi as referred to in the US Transfer Agreement.

         "SALE COMPANIES" means the wholly-owned subsidiaries of Seller engaged in the Business, consisting of Ca-Le, French Co. and Brazilian Co.

         "SALE SECURITIES" means the shares of the Sale Companies and the JV Companies.

         "SDIBC" means Shanghai Delphi International Battery Co., Ltd., a corporation organized under the laws of China of which 60% of the equity is owned by Seller.

         "SECURITIES PURCHASERS" means the Purchaser Affiliates set forth on
Schedule 1, with respect to the Sale Securities set forth opposite their name.

         "SECURITIES SELLERS" means the Seller Affiliates set forth on Schedule 1, with respect to the Sale Securities set forth opposite their name.

         "SELLER" means DELPHI CORPORATION, a Delaware corporation and shall be construed as including one or all of the Asset Sellers or Securities Sellers, as appropriate in the context in which such term is used.

         "SELLER'S KNOWLEDGE" or "KNOWLEDGE OF SELLER" means the knowledge of any of the individuals listed on Exhibit A with respect to their respective functional areas of expertise. For this purpose, an individual will be deemed to have Knowledge of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter;


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or (ii) a prudent individual would be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable review of available Delphi files and a reasonable inquiry of Delphi employees who, in the ordinary course of their job responsibilities, would reasonably be expected to have actual possession or actual personal knowledge of such information.

         "SLI" means starting, lighting and ignition lead-acid batteries.

         "SOFTWARE" means computer software and programs, including, without limitation, source code, shareware, firmware, middleware, courseware, open source code, operating systems and specifications, system data, record and table layouts, databases, files documentation, storage media, manuals and other materials related thereto.

         "TAX RETURN" means any return, declaration, report, claims for refunds or statements and other documents required to be filed in respect of Taxes and any amendments or supplements.

         "TAXES" means any tax or similar governmental charge, impost or levy whatsoever (including, without limitation, income, franchise, transfer taxes, sales, use, gross receipts, capital stock, capital duty, occupation, value added, employment, excise, ad valorem, property, withholding, payroll, minimum or windfall profit taxes or transfer fees), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof in respect of any tax and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

          "TIER 2 COMPONENT SUPPLY AGREEMENT" means the Tier II Component Supply Agreement between the parties entered into at Closing, as referred to in Section 5.2.1.

         "TRADE SECRETS" means: (i) all forms and types financial, business, scientific, technical, economic, manufacturing or engineering information, including patterns, plans, compilations, specifications, tooling, program devices, formulas, designs, prototypes, testing plans, methods, techniques, processes, procedures, programs, customer and vendor lists, pricing and cost data, whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing, if: (a) the owner thereof has taken reasonable measures to keep such information secret; and (b) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public, and confidential technical and business information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or un-patentable and whether or not reduced to practice); (ii) all copies, files and tangible embodiments of all of the foregoing, in whatever form or medium; (iii) all rights to file and apply for, prosecute, defend and enforce any of the foregoing; and (iv) all rights to sue or recover and retain damages, costs and attorneys' fees for present and past misappropriation of any of the foregoing.

         "TRADEMARK RIGHTS" means: (i) trademarks, tradenames and service marks;
(ii) the good will associated with trademarks, tradenames and service marks;
(iii) registrations and applications for registration of trademarks, tradenames and service marks; (iv) copies, files and tangible embodiments of all of the foregoing, in whatever form or medium; and (v) all rights to


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sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

         "TRANSFER AGREEMENT(S)" means the agreements under which the Acquired Assets and the Sale Securities are acquired by Asset Purchasers or Securities Purchasers, respectively.

         "TRANSFER DOCUMENTS" means such bills of sale, assignments and other good and sufficient instruments of transfer conveying and transferring to Purchaser title to the Acquired Assets and the Sale Securities as provided in this Agreement or any Transfer Agreement and as Purchaser may reasonably request, including executed assignments for the Owned Intellectual Property, as defined in Schedule 3, where applicable.

         "TRANSFERRED EMPLOYEES" means the employees of each Sale Company and of Seller whose employment transfers automatically to a Purchaser or Purchaser Affiliate at the Closing under the terms of this Agreement.

         "UNITED STATES" or "US" means the fifty (50) states and the District of Columbia of the United States of America.

         "US ACQUIRED ASSETS" means the Purchased Intellectual Property, Local Personal Property, Local Inventory, Local Contracts and Local Administrative Assets as set forth in the US Transfer Agreement.

         "WARRANTIES" refers to the representations and warranties provided by Seller to Purchaser, or by Purchaser to Seller, as the case may be, in each case as referred to in Section 3 of this Agreement or expressly set forth in any Transfer Agreement.

1.       CONVEYANCE OF THE COMBINED BUSINESS:

         1.1. SALE SECURITIES. With respect to the Sale Companies and JV Companies, upon the terms and subject to the conditions set forth in the applicable Transfer Agreements and this Agreement, on the Closing Date, Seller shall cause each of the Securities Sellers to sell, transfer, assign, convey and deliver to the Securities Purchasers the Sale Securities; and Purchaser shall cause each of the Securities Purchasers to purchase, accept and acquire such Sale Securities, in each case as set forth in Schedule 1. Purchaser acknowledges and agrees that Excess Cash, bank accounts and accounts receivable or accruals and debts due to Seller or any Affiliate of Seller (whether or not then payable) and prepaid expenses of the Business as of Closing previously agreed upon by the Parties, may be removed by Seller prior to Closing.

         1.2. ASSET TRANSACTIONS:

                  1.2.1. US ACQUIRED ASSETS. Upon the terms and subject to the conditions set forth in the US Transfer Agreement and this Agreement, on the Closing Date, Seller shall cause the appropriate Asset Sellers to sell, transfer, assign, convey and deliver to the appropriate Asset Purchasers the US Acquired Assets; and Purchaser shall cause the appropriate Asset Purchasers to purchase, accept and acquire the US Acquired Assets, as set forth in the US Transfer Agreement and this Agreement.

                  1.2.2. OTHER IAM ACTIVITIES. With respect to the IAM Activities, other than IAM Activities included in the US Acquired Assets or the Sale Companies, on an "as is, where is"


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         basis in accordance with the terms and conditions set forth in this
         Agreement and the applicable Seller invoices, on the Closing Date, Seller shall cause the appropriate Asset Seller to sell, transfer, assign, convey and deliver to the appropriate Asset Purchaser the relevant Inventory; and Purchaser shall cause the appropriate Asset Purchaser to purchase, accept and acquire such Inventory as set forth on Schedule 1. Any purchase order issued by Purchaser or invoice issued by Sellers to facilitate the transfer of Inventory is intended only to establish payment authority for the Purchaser and Seller's internal accounting purposes. No such purchase order or invoice shall be considered to be a counteroffer, amendment, modification or other revision to the terms of this Agreement and no pre-printed term or condition included in the such purchase orders or invoices will have any force or effect.

         1.3. POST-CLOSING ASSET DELIVERIES. Should Seller in its reasonable discretion determine after the Closing that books, records or other materials constituting Acquired Assets primarily relating to the Business are still in the possession of Seller or any of its Affiliates, Seller shall or shall cause such Affiliates to promptly deliver them to Purchaser at no cost to Purchaser. Should Seller or Purchaser in its reasonable discretion determine after the Closing that books, records or other materials not primarily relating to the Business constituting Acquired Assets were delivered to Purchaser. Purchaser shall promptly return them to Seller at no cost to Seller.

2.       PURCHASE PRICE:

         2.1.     PURCHASE PRICE:

                  2.1.1. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Acquired Assets and the Sale Securities shall be the amount of Two Hundred Two Million Five Hundred Thousand Dollars (US$202,500,000.00) ("INITIAL PURCHASE PRICE") plus or minus the Purchase Price Adjustment(s) and Reimbursement outlined in Section
         2.1.2. At Closing, Purchaser shall, together with the Asset Purchasers and Securities Purchasers, pay to Seller and the relevant Asset Sellers and Securities Sellers an aggregate amount equal to the Initial Purchase Price, by wire transfer in U.S. Dollars in immediately available funds to the account of Seller, pursuant to this Agreement and Seller's notice delivered to Purchaser prior to Closing. As provided in Section 7.14. hereof, the Initial Purchase Price does not include any sales, transfer or other taxes, which shall be borne by the Parties as set forth in Section 7.14.

                  2.1.2. PURCHASE PRICE ADJUSTMENT AND REIMBURSEMENT. The sum of all the following adjustments is collectively referred to as "PURCHASE PRICE ADJUSTMENT AND REIMBURSEMENT":

                           A. SALE COMPANY TRUE-UP. From a valuation and
                  Purchase Price standpoint, for each of the Sale Companies, the assumption is that any accounts receivable and accounts payable appearing on the Closing Balance sheet would equal such that the net balance transferred to Purchaser is zero. If the accounts receivable on the Closing Balance Sheet exceeds the accounts payable on the Closing Balance Sheet, the Purchase Price will be increased dollar for dollar for the amount of such excess.

                           B. WORKING CAPITAL TRUE-UP. In the event that the accounts receivables of the Sale Companies exceed the accounts payables of the Sale

                  Companies prior to Closing by more than Thirteen Million Dollars (US $13,000,000) regardless of whether or not such amounts are reflected on the Closing Balance Sheet, the Purchase Price would be reduced dollar-for-dollar for such excess over Thirteen Million Dollars (US $13,000,000).

                           C. CASH DEBT. For the JV Companies and Ca-Le, the
                  Purchase Price will be: (i) increased to the extent that Seller's pro rata share of cash and cash equivalents are greater than Seller's pro rata share of Debt of the respective JV Company or Ca-Le in the Closing Balance Sheet; and (ii) decreased to the extent that Seller's pro rata share of cash and cash equivalents are less than Seller's pro rata share of Debt of the respective JV Company or Ca-Le reflected in the Closing Balance Sheet.

                           D. FRENCH CO. REIMBURSEMENT. Pursuant to the terms of
                  the French Contribution Agreement between Seller and French Co., Seller may be required to make an additional contribution in cash to French Co. If a cash contribution by the French Seller is required, Purchaser will reimburse the amount of such contribution to the French Seller.

2.2.     ALLOCATION OF PURCHASE PRICE:

         2.2.1. The Parties agree to allocate the Purchase Price for all purposes (including financial, accounting and tax purposes) (the "ALLOCATION") in accordance with the Allocation Schedule attached as Exhibit 2.2.1., adjusted as follows: the Allocation to the French Co. will be adjusted, if necessary, to reflect: (i) the difference between the amount allocated to the French Co. on
Exhibit 2.2.1 and 31,200,000 Euros at the spot rate on the date of Closing; and
(ii) any additional amounts required by French Company Law to be paid by the Purchaser of the French Co. as a result of the issuance of share premium by French Co. pursuant to the Contribution Agreement between Seller and French Co. To the extent any adjustments are required under this Section 2.2.1.B, the Allocation to Delphi Technologies Inc. Intellectual Property shall be increased or decreased, as the case may be, by the amount of such adjustment.

         2.2.2. Purchaser and Seller shall each report the federal, state and local income and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with the Allocation, including, if applicable, the preparation and filing of Forms 8594 under Section 1060 of the Internal Revenue Code (or any successor form or successor provision of any future tax law) with their respective federal income Tax Returns for the taxable year which includes the Closing Date, and neither will take any position inconsistent with the Allocation unless otherwise required under applicable law. Seller shall provide Purchaser and Purchaser shall provide Seller with a copy of any information required to be furnished to the Secretary of the Treasury under Internal Revenue Code Section 1060.

2.3.     PREPARATION OF CLOSING BALANCE SHEET:

         2.3.1. Commencing promptly after Closing, Seller, at its expense, shall prepare the Closing Balance Sheet in a manner consistent with and in a format similar to that of the Pre-Closing Statements reflecting previously mutually agreed accounts and balances that will transfer at Closing for the Sale Companies and JV Companies, as described in Exhibit 2.3.1.

                  2.3.2. Within sixty (60) days of the Closing, Seller shall deliver to Purchaser the Closing Balance Sheet prepared in accordance with the Pre-Closing Statements. Contemporaneously, Seller shall deliver to Purchaser a schedule setting forth a calculation of the Purchase Price and the amount of any payment to be made, and by whom, pursuant to Section 2.1.

                  2.3.3. The Purchaser and its Affiliates will, after Closing and pending agreement or final determination of the final Closing Balance Sheet, allow Seller and its Affiliates and their accountants, agents and advisers such access to the Combined Business, all relevant employees and all relevant records, information and other documentation (and will, upon request, provide copies thereof) as is reasonably necessary to enable the Seller to prepare the Closing Balance Sheet and to settle the final Closing Balance Sheet, including access to and the services of key personnel (including supporting the June financial close).

                  If Purchaser is in disagreement with the Closing Balance Sheet or with Seller's calculation of the Purchase Price, Purchaser shall, within thirty (30) days after receipt of the Closing Balance Sheet, notify Seller in writing (a "NOTICE OF DISAGREEMENT") of disagreements which, on an item by item basis (individually) or in relation to a series of related items in the aggregate, exceed $100,000. Any Notice of Disagreement shall specify, in reasonable detail, the nature of any disagreement so asserted, and include all supporting schedules, analyses, working papers and other documentation. Failing service of any Notice of Disagreement as aforesaid, Seller's calculation shall be final and binding on the Parties.

                  During the thirty (30) day period following the delivery of a Notice of Disagreement, or such longer period as Seller and Purchaser may agree, Seller and Purchaser shall seek, in good faith, to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement. Failing such resolution, Seller and Purchaser shall, within thirty (30) days thereafter, submit the dispute for resolution to an independent accounting firm (the "ARBITER") for review and resolution of any and all remaining disputed matters included in the Notice of Disagreement in accordance with
         Section 2.3.3. The Arbiter shall be a mutually acceptable internationally recognized independent public accounting firm agreed upon by Seller and Purchaser in writing; provided, that in the event the parties are not able to mutually agree on an accounting firm, the Arbiter shall be Ernst & Young. Seller and Purchaser shall use reasonable efforts to cause the Arbiter to render a decision resolving the matters in dispute within thirty (30) days following the submission of such matters to the Arbiter, or such longer period as Seller and Purchaser may agree. In resolving any disputed item, the Arbiter: (i) shall be bound by the principles set forth in this Section 2.3.3; (ii) shall limit its review to matters that: (a) have been specifically set forth in the Notice of Disagreement; and (b) remain disputed; and (iii) shall not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. Seller and Purchaser agree that the determination of the Arbiter under this Section 2.3.3 shall be final and binding upon the Parties and that judgment may be entered upon the determination of the Arbiter in any court having jurisdiction over the Party against which such determination is to be enforced. After resolving disputed items, the

         Arbiter shall prepare the final Closing Balance Sheet by modifying the items that were disputed in the Notice of Disagreement, and shall render a written report as to the dispute and the resulting calculation of items which may be the basis of a Purchase Price Adjustment. The fees, costs and expenses of the Arbiter under this Section 2.3.3: (i) shall be borne by Purchaser in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Purchaser (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted; and (ii) shall be borne by Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Purchaser (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted. Whether any dispute is resolved by agreement among the Parties or by the Arbiter, changes to the Closing Balance Sheet may be made only for items as to which Purchaser has taken exception in the Notice of Disagreement. Each Party will bear its own expenses incurred in this dispute resolution process, including fees of its accountants, attorneys and other agents.

         2.4. PURCHASE PRICE ADJUSTMENT AND REIMBURSEMENT. On the fifth (5th) business day following the determination of any adjustment or reimbursement to the Purchase Price pursuant to Section 2.1, in accordance with the procedures set forth in Section 2.3: (i) Seller shall pay Purchaser the amount, if any, by which the Initial Purchase Price exceeds the Purchase Price; or (ii) Purchaser shall pay Seller the amount, if any, by which the Initial Purchase Price is less than the Purchase Price together with simple interest from the date the Closing Balance Sheet and the Schedule setting forth the calculation of Purchase Price is delivered to Purchaser at the Prime Rate plus two percent (2%), by wire transfer in U.S. Dollars in immediately available funds to an account designated by the receiving Party. As used herein "PRIME RATE" means the rate of interest from time to time announced publicly by Citibank, N.A. at its offices in New York, New York as its base rate in the United States. In the event Purchaser raises any objection to any information in the Closing Balance Sheet or the calculation of the Purchase Price, Purchaser or Seller (as appropriate), shall pay any undisputed amounts pursuant to this Section 2.4; and any disputed amounts shall be paid at such time as objections are resolved in accordance with
Section 2.3.3 above. The Purchase Price Adjustment and Reimbursement shall be allocated to the appropriate entity contributing to the adjustment or reimbursement.

3.       REPRESENTATIONS, WARRANTIES AND INDEMNITIES:

         3.1. Seller provides to Purchaser the Warranties set forth for Seller in Schedule 3, and Purchaser provides to Seller the Warranties set forth for Purchaser in Schedule 3. In addition, subject to Section 3.2 below, each of Seller and Purchaser warrants to the other that their respective Warranties will be true and accurate in all material respects as at the Closing Date as if they had been repeated at the date of Closing by reference to the circumstances at such time.

         3.2. Seller will indemnify Purchaser for breaches of its Warranties and covenants herein, matters relating to the Retained Liabilities, and other matters relating to the Combined Business pre-Closing, as set forth in Schedule 3.

         3.3. Purchaser will indemnify Seller for breaches of its Warranties and covenants herein, matters relating to the Assumed Liabilities, and other matters relating to the Combined Business post-Closing, as set forth in Schedule 3.

4.       CONDITIONS TO CLOSING:

         4.1. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions (any one or more of which may be waived in whole or in part by Purchaser):

                  4.1.1. ACCURACY OF WARRANTIES. The Warranties of Seller set forth in this Agreement, in any Transfer Agreement or in any certificate or document called for in this Agreement shall be true and correct in all material respects at and as of the Closing as though made on such date, except with respect to the effect of transactions permitted by the provisions of this Agreement.

                  4.1.2. PERFORMANCE OF COVENANTS. Each of the Ancillary Agreements to which Seller or an Affiliate of Seller is a party shall have been executed and delivered by Seller to Purchaser, and all other agreements and transactions contemplated hereby to be performed by Seller or any Seller Affiliate on or before the Closing shall have been duly performed.

                  4.1.3. NO SUITS. No suit, action or other proceeding or investigation by any Person (other than Purchaser or any of its Affiliates) shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  4.1.4. APPROVALS. All necessary third party consents shall have been received and all competition and other governmental filings, if any, required to be made by Seller or any Seller Affiliate in connection with the transactions contemplated by this Agreement shall have been made, the waiting period with respect to such filings shall have expired, and no conditions to the transactions contemplated by this Agreement shall have been imposed by any relevant governmental agency. The parties have made, competition filings in Mexico, Brazil, the United States, Switzerland, the European Union, China and Korea.

                  4.1.5. GM SUPPLY AGREEMENT. GM shall have executed a Supply Agreement with Purchaser, satisfactory to Purchaser.

         4.2. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller):

                  4.2.1. ACCURACY OF WARRANTIES. The Warranties of Purchaser set forth in this Agreement, in any Transfer Agreement or in any certificate or document called for in this Agreement shall be true and correct in all material respects at and as of the Closing as though made on such date.

                  4.2.2. PERFORMANCE OF COVENANTS. Each of the Ancillary Agreements to which Purchaser or any Purchaser Affiliate is a party shall have been executed and delivered by Purchaser to Seller, and all other agreements and transactions contemplated hereby to be performed by Purchaser or any Purchaser Affiliate on or before the Closing shall have been duly performed.

                  4.2.3. NO SUITS. No suit, action or other proceeding or investigation by any Person (other than Seller or any of its Affiliates) shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  4.2.4. APPROVALS. All necessary third party consents shall have been received and all competition and other governmental filings, if any, required to be made by Purchaser in connection with the transactions contemplated by this Agreement shall have been made, the waiting period with respect to such filings shall have expired, and no conditions to the transactions contemplated by this Agreement shall have been imposed by any relevant governmental agency. The parties have made, competition act filings in Mexico, Brazil, the United States, Switzerland, the European Union, China and Korea.

5.       CLOSING:

         5.1. THE CLOSING. The closing (the "CLOSING") of the transactions contemplated hereby shall take place at the offices of Seller at Troy, Michigan at 10:00 a.m. on June 30, 2005, or on such other date or at such other time as the Parties may agree. For tax and accounting purposes, the effective time of the transaction shall be 11:59 p.m. EDST on June 30, 2005.

         5.2. ANCILLARY AGREEMENTS. At the Closing, the Parties shall execute and deliver each to the other the following agreements to which they are a party:

                  5.2.1. Tier 2 Component Supply Agreement between Seller and Purchaser.

                  5.2.2. New Brunswick Put and Call Agreement.

                  5.2.3. Environmental Matters Agreement.

                  5.2.4. Intellectual Property agreements.

                  5.2.5. Transfer Agreements and all documents required pursuant to such Transfer Agreements:

                           A. US Transfer Agreement;

                           B. Ca-Le Share Sale Agreement;

                           C. French Share Sale Agreement;

                           D. Brazil Share Sale Agreement;

                           E. DRB Share Sale Agreement;

                           F. Delkor Share Sale Agreement;

                           G. SDIBC Share Sale Agreement; and

                           H. MEBC Share Sale Agreement.

                  5.2.6. Invoices for the Sale of Aftermarket Inventory (collectively attached as Schedule 5.2.6):

                           A Delphi Diesel Systems S.L. (Spain);

                           B. Delphi Poland S.A. (Poland);

                           C. Delphi Deutschland GmbH (Germany);

                           D. Delphi Italia Automotive Systems S.r.l. (Italy);

                           E. Delphi Lockheed Automotive Limited (UK); and

                           F. Delphi Automotive Systems Japan Ltd (Japan).

                  5.2.7. Transition Services Agreement between Seller and Purchaser.

                  5.2.8. Lease for the Real Property used by Brazilian Co.

         5.3. SELLER'S OBLIGATIONS. At the Closing, Seller shall deliver to Purchaser the following, in proper form for recording where appropriate:

                  5.3.1. Certificates representing the Sale Securities to the extent such Sale Securities are evidenced by certificates.

                  5.3.2. All appropriate Transfer Documents necessary to transfer to Purchaser or a Purchaser Affiliate such title to the Acquired Assets or the Sale Securities as is warranted by Seller herein.

                  5.3.3. All necessary approvals of, and waivers by, the partners to the JV Companies of the sale and transfer of the Joint Venture interests hereunder.

                  5.3.4. Appropriate certificate dated as of the Closing Date and signed by an authorized officer of Seller which evidences the authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party, and fulfillment of the conditions specified in Section 6.1.

                  5.3.5. Appropriate receipts.

                  5.3.6. All other documents and papers reasonably requested by Purchaser to effect the transactions contemplated hereby.

                  5.3.7. Inventory shall be made available for the relevant Purchaser to take possession of on an "as is, where is" basis.

         5.4. Purchaser's Obligations. At the Closing, Purchaser shall deliver to Seller, in proper form for recording where appropriate:

                  5.4.1. The Purchase Price as required by, and in accordance with, Section 2.1.

                  5.4.2. Appropriate certificate dated as of the Closing Date and signed by an authorized officer of Purchaser which evidences the authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party, and fulfillment of the conditions specified in Section 4.2.

                  5.4.3. All other documents and papers reasonably requested by Seller to effect the transactions contemplated in this Agreement or any of the Ancillary Agreements.

6.       CERTAIN ADDITIONAL COVENANTS:

         6.1. POST CLOSING COVENANTS. From and after the Closing, the Parties will perform their respective covenants and agreements set forth on Schedule 6.1.

         6.2. FURTHER ASSURANCES. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instructions and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under this Agreement).

7.       MISCELLANEOUS:

         7.1. BULK SALES LAWS. Purchaser hereby waives compliance by Seller with the provisions of the bulk sales Law of any state or foreign jurisdiction, and Seller agrees to indemnify Purchaser against and hold Purchaser harmless from any and all claims, demands, liabilities and obligations arising out of the failure or alleged failure of Seller to comply with any such law in respect of the sale of the Acquired Assets to Purchaser.

         7.2. NOTICES. All notices, requests, consents or other communications permitted or required under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, or when sent if sent via facsimile (with receipt confirmed), or on the first business day after sent by reputable overnight carrier, or on the third business day after sent by registered or certified first class mail (with receipt confirmed), to the following:

      IF TO SELLER:        DELPHI CORPORATION
                           5725 Delphi Drive
                           Troy, Michigan 48098
                           Attn: President-Delphi Energy & Chassis Systems
                           Fax No.: 248-813-4301

      WITH A COPY TO:      DELPHI CORPORATION
                           5725 Delphi Drive
                           Troy, Michigan 48098
                           Attn:  Assistant General Counsel - Commercial &
                           Transactional
                           Fax No.:  248-813-2491

      IF TO PURCHASER:     JOHNSON CONTROLS, INC.
                           5757 N. Green Bay Avenue
                           PO Box 591
                           Milwaukee, Wisconsin  53201-0591
                           Attn:  President-Battery Group
                           Fax No.:  414-524-3123

      WITH A COPY TO:      JOHNSON CONTROLS, INC.
                           5757 N. Green Bay Avenue
                           PO Box 591
                           Milwaukee, Wisconsin  53201-0591
                           Attn:  General Counsel
                           Fax No.:  414-524-2077

provided, however, if either Party shall have designated a different addressee by notice, then to the last addressee so designated.

         7.3. ASSIGNMENT. This Agreement shall be binding and inure to the benefit of the successors and assigns of each of the Parties, but no rights, obligations, duties or liabilities of either Party may be assigned without the prior written consent of the other, which shall not be unreasonably withheld.

         7.4. ENTIRE AGREEMENT. This Agreement together with the Ancillary Agreements represents the entire agreement and understanding between the Parties with respect to the transactions contemplated herein. This Agreement supersedes all prior agreements, understandings, arrangements, covenants, representations or warranties, written or oral, by any officer, employee or representative of either Party dealing with the subject matter hereof.

         7.5. WAIVER. Any waiver by Seller or Purchaser of any breach or of a failure to comply with any provision of this Agreement: (i) shall be valid only if set forth in a written instrument signed by the Party to be bound; and (ii) shall not constitute, or be construed as, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any provision of this Agreement.

         7.6. SEVERABILITY. Should any provision, or any portion thereof, of this Agreement for any reason be held invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions, or portions thereof, of this Agreement, which other provisions, and portions, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or portion thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Law.

         7.7. AMENDMENT. This Agreement may only be amended only in writing by duly authorized representatives or officers of the Parties.

         7.8. EXPENSES. Except as otherwise expressly provided in this Agreement or an Ancillary Agreement, each Party shall be responsible for its own expenses incurred in connection with the preparation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Purchaser will be responsible for out-of-pocket costs incurred by Seller for recent restructuring in France , that was requested by Purchaser, up to an aggregate of Five Hundred Twenty Thousand Dollars ($520,000.00), payable to Seller within ten (10) days after the Closing Date.

         7.9. THIRD PARTIES. Nothing contained in this Agreement is intended to or shall be construed to confer upon or give to any person, firm, corporation, association, labor union or trust (other than the Parties, their Affiliates and their respective permitted successors and assigns), any claims, rights or remedies under or by reason of this Agreement.

         7.10. HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         7.11. COUNTERPARTS. More than one counterpart of this Agreement may be executed by the Parties, and each fully executed counterpart shall be deemed an original.

         7.12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan, without giving effect to rules governing the conflict of laws.

         7.13. PUBLIC ANNOUNCEMENTS. Seller and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and shall not issue any press release or make any public statement without mutual consent, except as may be required by Law and then only with such prior consultation.

         7.14. SALES OR TRANSFER TAXES:

                  7.14.1. All sales taxes, documentary and stamp taxes, transfer taxes, use taxes, gross receipts taxes, excise taxes, value-added gross receipt taxes or similar charges and all charges for filing and recording documents in connection with the transfer of the Acquired Assets (including intellectual property filing and recording fees) shall be paid by the party upon whom the applicable Law, regulation or jurisdiction's custom imposes the obligation to pay or, where no law, regulation or custom exists, shall be paid by Purchaser. Notwithstanding the above sentence, Purchaser shall be responsible for any tax related liabilities, losses, payments, costs, fees or fines whatsoever and/or penalties (other than those resulting from Seller's negligence) related to or arising from:

                           A. A breach of any written representations made by
                  Purchaser to Seller related to the restructuring of Seller's battery business in France requested by Purchaser and Brazil; and

                           B. Any restructuring required by Purchaser to
                  implement the Sale Company(ies)' transactions contemplated under this Agreement.

                           7.14.2. Purchaser agrees to indemnify Seller against
                  any such loss, costs, fees, fines and/or penalties incurred as a result of any circumstance described in Section 7.14.1 above. If any payment described in the preceding sentence is treated as taxable to the Seller, then the amount so payable shall be grossed up by an amount that will ensure that, after the payment of any tax on the indemnification, and consideration of any tax deduction received by Seller as a result of the liabilities referred to in the preceding sentence, there will be left a sum equal to the amount that would otherwise have been payable had the sum in question not been taxed.

         7.15.    OTHER TAX MATTERS:

                  7.15.1. Seller will be responsible for the preparation and filing of all Tax Returns for the Business for all periods for which Tax Returns are due prior to the Closing, including amended returns, applications for loss carryback refunds and applications for estimated tax refunds. Purchaser shall make available to Seller (and to Seller's accountants and attorneys) any and all books and records and other documents and information in its possession or control reasonably requested by Seller to prepare these Tax Returns. Seller will make all payments required with respect to any such Tax Return. Such Tax Returns shall be prepared in accordance with the most recent tax practices as to elections and accounting methods, except to the extent that any changes have no future impact on the Purchaser. Any new elections or accounting methods that have a future impact on the Purchaser can only be made with Purchaser's prior consent.

                  7.15.2. Purchaser will be responsible for the preparation and filing of all Tax Returns for the Business for all periods for which Tax Returns are due after the Closing (other than for Taxes with respect to periods for which the consolidated, unitary and combined Tax Returns of Seller will include the operations of the Business). Purchaser will make all payments required with respect to any such Tax Return.

                  7.15.3. Seller and Purchaser will cooperate in connection with: (i) the preparation of filing of any Tax Return, Tax election, Tax consent or certification or any claim for a Tax refund; (ii) any determination of liability for Taxes; and (iii) any audit, examination or other proceeding in respect of Taxes related to the Business or the Acquired Assets. Such cooperation includes direct access to accounting, engineering and contracting personnel.

                  7.15.4. Seller shall not, and shall not cause the Business to make, revoke or amend any tax election, execute any waiver of restrictions or tax assessments or collections or extensions if there will be a future impact on the Purchaser as a result of doing so.

                  7.15.5. Purchaser will not make any election under IRC Code
         Section 388 for any Sale Company or for SDIBC.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers.

DELPHI CORPORATION                           JOHNSON CONTROLS, INC.


By:  /s/ Stephen H. Olsen                    By:  /s/ Jerome D. Okarma
     ------------------------------------      ----------------------
Print Name:  STEPHEN H. OLSEN                Print Name:  JEROME D. OKARMA
Title:   DIRECTOR MERGERS & ACQUISITIONS     Title:  VICE PRESIDENT, SECRETARY
                                                     AND GENERAL COUNSEL